EXHIBIT 5.3
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August 14, 2006

United States Securities and Exchange Commission


Dear Sirs:

            Re: Teck Cominco Limited Registration Statement

            Consent of Expert

            In connection with the offer by Teck Cominco Limited of its Class B Subordinate Voting Shares (the "Offer"), I hereby consent to the use of my name in connection with references to my involvement in the preparation of the mineral reserve and mineral resource estimates for Teck Cominco Limited's material properties, other than Antamina, Elkview, Fording River, Greenhills, Coal Mountain, Line Creek and Cardinal River (the "Estimates") and to the use of the Estimates, or portions thereof, in the following instances, each of which is incorporated by reference into the registration statement on Form F-10 of Teck Cominco Limited relating to the Offer (the "Registration Statement"):

            (a) In Teck Cominco Limited's Annual Information Form dated March 1, 2006 (the "AIF") under the heading "MINERAL RESERVES AND RESOURCES--Mineral Reserves at December 31, 2005";

            (b)  In  the  AIF  under  the  heading   "MINERAL   RESERVES   AND
RESOURCES--Mineral Resources at December 31, 2005"; and

            (c) In the Offer to Purchase and Circular dated May 23, 2006, as amended by the Notices of Variation and Extension dated July 24 and August 3, 2006 (the "Offer to Purchase").

            I have read the Offer to Purchase and the Registration Statement of Teck Cominco Limited and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Estimates or that are within my knowledge as a result of the preparation of the Estimates.

                                            Yours truly,



                                            /s/ William P. Armstrong, P. Eng
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                                            William P. Armstrong, P. Eng